AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                          CARDIOBIOMEDICAL CORPORATION

                       (Under Sections 242 and 245 of the
                        Delaware General Corporation Law)

      CardioBioMedical Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), does, by James F. Mongiardo, its Chief Executive Officer and Secretary, under its corporate seal, hereby certify that:

      1. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 27, 2003 under its original name, Cardio Bio Medical Inc. A Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on July 15, 2003 to change the name of the Corporation from Cardio Bio Medical Inc. to its current name.

      2. This Amended and Restated Certificate of Incorporation amends and restates the original Certificate of Incorporation, as previously amended by the Certificate of Amendment, by deleting from such Certificate of Incorporation, as previously amended, all of the provisions thereof and substituting in lieu of such provisions the text of the Amended and Restated Certificate of Incorporation set forth in Section 6 hereof.

      3. Pursuant to Sections 141, 242 and 245 of the DGCL, by written consent in lieu of a Meeting of the Board of Directors of the Corporation dated December 1, 2003, the Sole Director of the Corporation deemed it advisable and in the best interest of the Corporation to amend and restate the Certificate of Incorporation of the Corporation, as previously amended, in its entirety as set forth in this Amended and Restated Certificate of Incorporation, and directed that this Amended and Restated Certificate of Incorporation be submitted for consideration and action thereon by the sole stockholder of the Corporation.

      4. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Meeting of the Stockholders of the Corporation dated December 1, 2003, the Sole Stockholder of the Corporation voted in favor of, approved and adopted this Amended and Restated Certificate of Incorporation, including the text set forth in Section 6 hereof.

      5. The text of the Amended and Restated Certificate of Incorporation set forth in Section 6 hereof was duly adopted by the Sole Director and by the Sole Stockholder of the Corporation in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      6. The text of the Certificate of Incorporation of the Corporation, as previously amended, is hereby amended and restated by this Amended and Restated Certificate of Incorporation, to read in full as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CARDIOBIOMEDICAL CORPORATION

      ARTICLE I: The name of the corporation is CardioBioMedical Corporation (the "Corporation").

      ARTICLE II: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      ARTICLE III: The purposes of the Corporation are to engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

      ARTICLE IV: The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000 shares, comprised of 100,000,000 shares of common stock with $.01 par value per share (the "Common Stock") and 5,000,000 shares of preferred stock with $.01 par value per share (the "Preferred Stock").

      A description of the respective classes of capital stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

            A. Common Stock

      Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions. Except as required by law, the holders of shares of Common Stock shall be entitled to one vote per share of Common Stock on all matters on which stockholders of the Corporation have the right to vote.

            B. Preferred Stock

      The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.


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

      The Board of Directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of all or any shares of the Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the DGCL. The authority of the Board of Directors with respect to each such series shall include, without limitation, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation. Except as otherwise expressly provided herein or in any preferred stock designation, any series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, or any future class or series of Preferred Stock or Common Stock.

            C. General.

      All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock, are expressly made subject to and qualified by those that may be fixed with respect to any shares of the Preferred Stock. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive rights to subscribe for, purchase or receive any additional, unissued or treasury shares of capital stock or other securities of the Corporation, including any any options or warrants for such shares or securities or any securities convertible into or exchangeable for such shares or securities, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

      ARTICLE V: The Corporation is to have perpetual existence.

      ARTICLE VI: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

      ARTICLE VII: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. None of the directors need be a stockholder or a resident of the State of Delaware.


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

      ARTICLE VIII: No director shall be personally liable to the Corporation or any of its stockholders for any monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to any other person who, pursuant to a provision of the certificate of incorporation and in accordance with subsection (a) of ss. 141 of the DGCL, exercises or performs any of the powers or duties otherwise conferred or imposed upon the board of directors by the DGCL. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. If the DGCL is amended after approval by the stockholders of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

      ARTICLE IX: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

            A. To make, amend, alter or repeal the Bylaws of the Corporation;

            B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

            C. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

            D. To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

      ARTICLE X: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

      ARTICLE XI: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.


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

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which amends and restates the provisions of the Certificate of Incorporation of the Corporation (as previously amended), and which has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, to be signed and executed by its Chief Executive Officer and Secretary, who declares, affirms, acknowledges and certifies, under the penalties of perjury, that this is his free act and deed and that the facts stated herein are true, and caused its corporate seal to be hereunto affixed, this 2nd day of December, 2003.



                                     /s/ James F. Mongiardo
                                     -------------------------------------
                                     James F. Mongiardo
                                     Chief Executive Officer and Secretary


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